EXHIBIT 1.5


                           ADVISORS DISCIPLINED TRUSTS

                                DEALER AGREEMENT

     Advisors Asset Management, Inc. ("AAM") serves as the principal underwriter for Advisors Disciplined Trusts, separate series of unit investment trusts (each, a "Trust," and, collectively, the "Trusts") registered under the Investment Company Act of 1940, as amended (the "1940 Act"). AAM and _________________ ("Dealer") hereby agree that Dealer will participate in the distribution of units ("Units") of the Trusts, subject to the terms of this dealer agreement, dated as of _______________, 200__ ("Agreement").

     Section 1. Licensing. (a) Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission ("Commission"); (ii) it is a member in good standing of the Financial Industry Regulatory Authority Inc. ("FINRA"); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Trusts; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Units or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Trusts.

    (b) Dealer agrees that: (i) termination or suspension of its registration with the Commission; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify AAM promptly in writing of any such action or event.

    (c) Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations with respect to offers and sales of Units of the Trusts to Dealer's customers and that AAM has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

    (d) Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of investment company shares or classes of such shares, including anti-money laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the Commission and FINRA.




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     Section 2.   Terms And Conditions Applicable To Distribution Of Trusts.

    (a)  Orders

          (i) Dealer agrees to offer and sell Units of the Trusts only at the public offering price applicable to such Units and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Units and the effective time of orders received from Dealer) are subject to: (A) the terms of the then current prospectus (including any supplements, stickers or amendments thereto) relating to each Trust as filed with the Commission (collectively, the "Prospectus"); and (B) AAM's written instructions, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

          (ii) AAM reserves the right at any time, and without notice to Dealer, to suspend the sale of Units or to withdraw or limit the offering of Units.

          (iii) In all offers and sales of the Units to the public, Dealer is not authorized to act as broker or agent for, or employee of, AAM, any Trust or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Units, except as provided in Section 2(b)(viii) hereof.

          (iv) All orders are subject to acceptance by AAM in its sole discretion and become effective only upon confirmation by AAM. AAM reserves the unqualified right not to accept any specific order for the purchase or sale of Units.

          (v) Dealer acknowledges that from time to time it may use a proprietary system(s) established and/or maintained by AAM to submit electronic purchase and/or rollover orders for Units, among other things. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of such system (including any similar upgraded or replacement system) shall be subject to such terms and conditions as may from time to time be required by AAM. To the extent that any such terms are inconsistent with this Agreement, such terms shall be controlling.

          (vi) Dealer acknowledges that from time to time it may use the Investor's Voluntary Redemptions and Sales ("IVORS") automated redemption and rollover service to tender Units for redemption directly to the trustee of a Trust, to sell Units back to AAM for repurchase, or to conduct rollover transactions for certain Trusts. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of IVORS shall be subject to such terms and conditions as may from time to time be required by the trustee of a Trust and/or by the Depository Trust Company ("IVORS Terms"). To the extent that any IVORS Terms are inconsistent with this Agreement, such IVORS Terms shall be controlling.


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    (b)  Duties of Dealer

          (i) Dealer agrees to enter orders for the purchase of Units only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

          (ii) Dealer agrees to date and time stamp all orders for the purchase or sale of Units received by Dealer, and to promptly forward such orders to AAM in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the 1940 Act and any Commission staff positions or interpretations issued thereunder.

          (iii) Dealer agrees not to withhold placing orders for Units with AAM so as to profit itself as a result of such inaction.

          (iv) Dealer agrees to maintain records of all purchases and sales of Units made through Dealer and to furnish AAM or regulatory authorities with copies of such records upon request. Dealer agrees to perform all federal, state and local reporting and recordkeeping requirements with respect to customer accounts, including, without limitation, redemptions and exchanges.

          (v) Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, unitholder reports and any other materials in compliance with applicable legal requirements, except to the extent that AAM expressly undertakes in writing to do so on Dealer's behalf.

          (vi) Dealer agrees that payment for Units ordered from AAM shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by AAM by the earlier of: (A) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Units; or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If such payment is not received by AAM by such date, Dealer shall forfeit its right to any compensation with respect to such order, and AAM reserves the right, without notice, to cancel the sale, or, at its option, to sell the Units ordered back to the Trust, in which case AAM may hold Dealer responsible for any loss, including loss of profit, suffered by AAM resulting from Dealer's failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

          (vii) Dealer agrees that it shall assume responsibility for any loss to the Trust caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, to the extent such order


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     correction was not based on any negligence on AAM's part.  Dealer further agrees that it will immediately pay such loss to the Trust upon notification.

          (vii) Dealer understands and agrees that, in accordance with Section 14 of the 1940 Act, Rule 14a-3 thereunder and certain orders of exemption which may be granted by the Commission to AAM and the Trusts, Dealer will refund all sales charges to purchasers of Units of a Trust from you (or any underwriter or dealer participating in the distribution) and that the trustee of such Trust will liquidate the securities then held by such Trust and distribute the proceeds thereof to the unitholders of such Trust if (a) within ninety days from the time that such Trust's registration statement has first become effective under the Securities Act of 1933 (the "1933 Act"), the net worth of such Trust declines to less than $100,000 or such Trust is terminated or (b) redemptions by us or any underwriter of Units of such Trust constituting a part of the unsold Units of such Trust results in such Trust having a net worth of less than 40% of the principal amount of the securities initially deposited in such Trust. Dealer authorizes AAM to charge its account for all refunds of sales charges pursuant to this paragraph in respect of Units distributed by Dealer.

          (ix) Dealer agrees that, in connection with orders for the purchase of Units on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with AAM until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

          (x) Dealer agrees that it will not make any conditional orders for the purchase or redemption of Units and acknowledges that AAM will not accept conditional orders for Units.

          (xi) Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

    (c) Reduced Sales Charges. In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, "discounts") may be available to purchasers of Units. Dealer represents that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures and internal controls to ensure that Dealer's customers receive all available discounts, and Dealer agrees: (i) to inform its customers of applicable discount opportunities and to inquire about other qualifying holdings that might entitle customers to receive discounts;
(ii) to advise AAM, contemporaneously with each purchase order it forwards to AAM as agent for its customers, of the availability of any discounts; and (iii) that in the event that Dealer fails to provide AAM with information concerning the availability of discounts as provided in (ii) above, Dealer, and not AAM or the Trusts, shall be responsible for reimbursing its customer any applicable discount amount.


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    (d)  Dealer Compensation

          (i) In return for providing the services set forth in this Agreement, Dealer shall be entitled to any concessions and/or sales charges (collectively, "Concessions") set forth in the Prospectus of the applicable Trust. In determining the amount payable to Dealer hereunder, AAM reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

          (ii) Dealer agrees that each Trust may, without prior notice, suspend or eliminate the payment of any compensation by amendment, sticker or supplement to the then current Prospectus for such Trust. AAM shall have no obligation to pay any compensation to Dealer for the sale of Units of a Trust until AAM receives the related compensation from the Trust, and AAM's liability to Dealer for such payments is limited solely to the related compensation that AAM receives from such Trust.

    (e)  Redemptions, Repurchases and Exchanges of Unit of Trusts

          (i) Dealer agrees that it will not make any representations to unitholders relating to the redemption of their Units other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Trust to which it refers, and that Dealer will pay as redemption proceeds to unitholders the redemption or repurchase price per Unit (which shall reflect any applicable deferred sales charge or redemption fee) determined after receipt of the order as discussed in the Prospectus.

          (ii) Dealer agrees not to repurchase any Units from its customers at a price below that next quoted by a Trust for redemption or repurchase (which shall reflect any applicable deferred sales charge or redemption fee) in accordance with the Trust's Prospectus. Dealer shall, however, be permitted to sell Units for the account of the customer or record owner to a Trust at the repurchase price then currently in effect for such Units and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Units, except in such instances where repurchased Units are resold at the applicable public offering price as described in the Prospectus.

          (iii) Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by AAM or the trustee of a Trust within the time customary or required by law, the redemption may be canceled without any responsibility or liability on AAM's part or on the part of any Trust, or AAM, at its option, may buy the Units redeemed on behalf of the Trust, in which latter case AAM may hold Dealer responsible for any loss, including loss of profit, suffered by AAM resulting from AAM's failure to settle the redemption.

          (iv) Dealer agrees that if any Unit is repurchased by any Trust or is tendered for redemption within seven (7) business days after confirmation by AAM of the original purchase order from Dealer, Dealer shall forfeit its


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     right to any compensation with respect to such Unit and shall forthwith refund to AAM the full compensation, if any, paid to Dealer on the original sale. AAM agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

          (v) Dealer agrees that it will comply with any restrictions and limitations on exchanges of Units described in each Trust's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

    (f)  Trust Information

          (i) Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Units of any Trust except those contained in the Trust's Prospectus or in materials provided by AAM.

          (ii) AAM will supply to Dealer reasonable quantities of Prospectuses, sales literature, sales bulletins, and additional sales information as approved by AAM. Dealer is not authorized to modify or translate any such materials without AAM's prior written consent. Dealer agrees to use only advertising or sales material relating to the Trusts that: (A) is supplied by AAM or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Units of the Trusts and is approved in writing by AAM in advance of its use. Such approval may be withdrawn by AAM in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such materials.

     Section 3.   Registration Of Units

    (a) AAM acts solely as agent for the Trusts and AAM shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Units in any jurisdiction.

    (b) AAM shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Units have been made under applicable securities laws such that offers and sales of Units may be made in such states or jurisdictions. AAM shall have no obligation to make such notice, registration or exemptive filings with respect to Units in any state or jurisdiction.

    (c) Dealer agrees not to transact orders for Units in states or jurisdictions in which it has been informed that Units may not be sold or in which it and its personnel are not authorized to sell Units.

    (d) AAM shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel selling Trust Units.
AAM shall not, in any event, be liable or responsible


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for the issue, form, validity, enforceability and value of such Units or for any matter in connection therewith.

    (e) Dealer agrees that it will make no offers or sales of Units in any foreign jurisdiction, except with the express written consent of AAM.

     Section 4. Indemnification. (a) Dealer agrees to indemnify, defend and hold harmless AAM and the Trusts and their directors, trustees, officers, employees, shareholders, agents, affiliates and each person who controls or is controlled by AAM, within the meaning of the 1933 Act, from any and all losses, claims, liabilities, costs, and expenses, including attorney fees (collectively, "Losses"), that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) Dealer's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) the failure of Dealer to comply with any applicable law, rule or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) in connection with the offer or sale by Dealer of Units of the Trusts pursuant to this Agreement, or the discharge of any of its other duties and responsibilities under this Agreement; (iii) any alleged tort or breach of contract related to the offer or sale by Dealer of Units of the Trusts pursuant to this Agreement (except to the extent that AAM's gross negligence or failure to follow correct instructions received from Dealer is the cause of such
Loss); (iii) any redemption or exchange pursuant to instructions received from Dealer or its directors, trustees, officers, partners, employees, agents, or affiliates; (iv) incorrect investment instructions received by AAM from Dealer; or (v) the breach by Dealer of any of its representations and warranties specified herein or Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its directors, trustees, officers, partners, employees, agents, affiliates or any person who controls or is controlled by Dealer within the meaning of the 1933 Act.

    (b) AAM agrees to indemnify, defend and hold harmless Dealer and its directors, trustees, officers, partners, employees, agents, affiliates and each person who controls or is controlled by Dealer, within the meaning of the 1933 Act, from any and all Losses that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) AAM's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement;
(ii) the failure of AAM to comply with any applicable law, rule or regulation in connection with the discharge of its duties and responsibilities under this Agreement; (iii) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by AAM to Dealer, or (iv) the breach by AAM of any of its representations and warranties specified herein or AAM's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by AAM or its directors, officers, employees, agents, affiliates or any person who controls or is controlled by AAM within the meaning of the 1933 Act.

    (c) Dealer agrees to notify AAM promptly of any claim or complaint or any enforcement action or other proceeding with respect to Units offered hereunder against Dealer or


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its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of the 1933 Act.

     Section 5. Termination; Amendment. (a) In addition to the automatic termination of this Agreement specified in Section 1(b) of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party.
In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party's designated person at the addresses shown herein.

    (b) This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

    (c) The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by AAM.

    (d) This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written approval of the party hereto; provided, however, AAM may, at any time, assign its duties, rights or obligations under this Agreement
(i) to any person controlling, controlled by, or under common control with AAM; or (ii) in connection with a conversion, merger or transfer of substantially all of its assets or business, by operation of law or otherwise.

    (e) This Agreement may be amended by AAM at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.

    (f) Dealer acknowledges and agrees that if Dealer terminates this Agreement, AAM may, without liability of any kind,

          (i) refuse to establish any account with respect to any affected customer;

          (ii) delay the establishment of any account with respect to any affected customer;

          (iii) close accounts previously established with respect to any affected customer;


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          (iv)  refuse to engage in any transactions (except redemption requests) with respect to any affected customer;

          (v) cancel any pending transactions (except redemption requests) with respect to any affected customer;

          (vi)  liquidate the account of any affected customer; and

          (vii) return to the appropriate person securities or other property held in such customer's account.

     Section 6. Representations And Warranties. (a) AAM represents and warrants that:

          (i) It is a corporation duly organized and existing and in good standing under the laws of the state of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Trusts.

          (ii)  It is a member in good standing of FINRA.

          (iii) It is empowered under applicable laws and by AAM's organizational documents to enter into this Agreement and perform all activities and services of AAM provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting AAM's ability to perform under this Agreement.

          (iv) All requisite actions have been taken to authorize AAM to enter into and perform this Agreement.

    (b) In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

          (i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Units of any Trust for sale in any state or jurisdiction where such Units may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

          (ii) It is empowered under applicable laws and by Dealer's organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer's ability to perform under this Agreement.

          (iii) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.


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          (iv)  It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations which would adversely affect its ability to perform under this Agreement.

          (v) It has, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's directors, trustees, officers, partners, employees, and agents reasonably necessary in light of its obligations under this Agreement, with coverage limits in amounts standard in the industry adequate to reasonably protect and indemnify AAM and the Trusts against any Loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer's directors, officers, partners, employees, and agents. The mere purchase and existence of insurance does not reduce or release Dealer from liability incurred and/or assumed within the scope of this Agreement. Dealer's failure to maintain insurance shall not relieve it of liability under this Agreement.

          (vi) It is a "financial institution" as defined in 31 U.S.C. 5312(a)(2) or (c)(1) and is regulated by a "Federal functional regulator" as defined in 31 CFR Section103.120(a)(2).

          (vii) If any of the representations set forth in Section 6 or Section 7 at any time ceases to be true, Dealer shall promptly notify AAM of this fact.

     Section 7. Anti-Money Laundering Responsibility. (a) Dealer represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the Commission and the guidance and rules of the applicable securities exchanges, self-regulatory organizations and FINRA (collectively, "Guidance").

    (b) Dealer represents and warrants that to the extent that any of its customers who maintain Trust accounts is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by Dealer) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

    (c) Dealer represents and warrants that to the extent its customers who maintain Trust accounts are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

    (d) Dealer will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Trust, directly or indirectly, from:


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          (i)  A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

          (ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

    (e) Dealer agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of AAM if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Trusts.

     Section 8. Market Timing. Dealer covenants that it shall cooperate with AAM to identify and discourage market timers. If any market timer buying or redeeming Units comes to the attention of Dealer, it will immediately notify AAM. Dealer acknowledges that AAM may refuse a request to purchase Units if AAM believes such purchase request includes a request by a market timer.

     Section 9. Confidentiality. All books, records, information and data pertaining to the business of the other party ("Confidential Information") that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except
(i) if such information is already publicly available; (ii) as may be required solely for the purpose of carrying out a party's duties and responsibilities under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to a party's attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (v) with the express prior written permission of the other party.

     Section 10. Privacy. Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer's compliance with Commission Regulation S-P adopted pursuant to the Gramm-Leach-Bliley Act of 1999 and any other federal or state privacy laws which may be enacted in the future.

     Section 11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of New York, without reference to the choice of law principles thereof.

     Section 12. Arbitration. If a dispute arises between the parties hereto with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedures (the

"FINRA Code"). The parties agree that to the extent permitted by the FINRA Code the arbitrator(s) shall be selected from the securities industry.

     Section 13. Investigations and Proceedings. The parties to this Agreement agree to use commercially reasonable efforts to cooperate in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

     Section 14. Captions. All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

     Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

     Section 16. Survival. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall survive any termination of this Agreement.

     Section 17. Notices. Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party's time) by facsimile transmission and confirmed by a telephone call, or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices to AAM shall be given or sent to AAM at its offices, located at:

                    Advisors Asset Management, Inc.
                    8100 East 22nd Street North, Suite 900B
                    Wichita, KS  67226

                    With a copy to:

                    Office of the General Counsel
                    Advisors Asset Management, Inc.
                    18925 Base Camp Road, Suite 203
                    Monument, CO  80132

     Unless otherwise notified in writing, all notices to Dealer shall be given or sent to Dealer at Dealer's address shown on the signature page to this Agreement.

     Section 18. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first above written.

                                ADVISORS ASSET MANAGEMENT, INC.


                                By
                                  ---------------------------------------------
                                                   (Signature)

                                Name
                                    -------------------------------------------
                                                  (Print Name)

                                Title
                                     ------------------------------------------



                                DEALER
                                      ------------------------------------------
                                                (Print Firm Name)


                                By
                                  ---------------------------------------------
                                                   (Signature)

                                Name
                                    -------------------------------------------
                                                  (Print Name)

                                Title
                                     ------------------------------------------

                                Address
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                Telephone
                                         --------------------------------------

                                Facsimile
                                         --------------------------------------

                                CRD #
                                     ------------------------------------------

                                Taxpayer ID
                                           ------------------------------------